Exhibit 99.1

Tredegar Corporation	Contact:
Corporate Communications	Kevin A. O’Leary
1100 Boulders Parkway	Phone: 804/330-1102
Richmond, Virginia 23225	Fax: 804/330-1177
E-mail: invest@tredegar.com	E-mail: kaoleary@tredegar.com
Website: www.tredegar.com

FOR IMMEDIATE RELEASE

TREDEGAR COMPLETES NEW CREDIT FACILITY

RICHMOND, Va., June 22, 2010 – Tredegar Corporation (NYSE:TG) announced that it has closed a four-year, unsecured revolving credit facility in the total principal amount of $300 million, with an option to increase the amount of the facility by an additional $75 million.  The new facility, arranged by J.P. Morgan Securities Inc. and SunTrust Robinson Humphrey, Inc., replaces the company’s existing credit facility that was due to expire on December 15, 2010 and that was terminated in connection with the closing of the new credit facility.

The lead banks in the syndicate for the new facility are JPMorgan Chase Bank, N.A., administrative agent; SunTrust Bank, syndication agent; and Bank of America, N.A., HSBC Bank USA, National Association and U.S. Bank National Association, as co-documentation agents.

Additional details are available in the Current Report on Form 8-K filed today by Tredegar with the Securities and Exchange Commission.  The filing is also available on Tredegar’s Web site at www.tredegar.com.

Based in Richmond, Va., Tredegar Corporation is primarily a global manufacturer of plastic films and aluminum extrusions.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This news release may contain "forward-looking statements" regarding Tredegar Corporation's business.  These statements are not historical facts, but statements that involve risks and uncertainties.  Actual results could differ materially from those included in these forward-looking statements.  For a discussion of such risks and uncertainties, see "Forward-looking and Cautionary Statements" in the company's Annual Report on Form 10-K for the most recently ended fiscal year.

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